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                                                                   EXHIBIT 4.13

                 CONFIRMATION AND GRANT OF SECURITY INTEREST
                   IN TRADEMARKS AND TRADEMARK APPLICATIONS


                 This AGREEMENT (as it may be amended, supplemented or otherwise modified from time to time, this "Agreement") is dated as of ________________, _____ and is made by American Rice, Inc., a Texas corporation ("ARI"), having its principal place of business at 16825 Northchase Drive, Suite 1600, Houston, Texas 77060, in favor of and for the benefit of U.S. Trust Company of Texas, N.A., a national banking association, as Trustee under an Indenture (defined below) ("Trustee" or "Secured Party"), for its benefit and for the benefit of the holders of the Mortgage Notes (defined below).

                                    RECITALS

                 WHEREAS, ARI and Trustee have entered into that certain Indenture dated as of ________________, _____ (as such agreement may be amended, supplemented or otherwise modified from time to time, the "Indenture") pursuant to which Trustee has agreed, among other things, and subject to the terms and conditions set forth in the Indenture, to act as Trustee with respect to ARI's issuance of those certain ___% Mortgage Notes due 2005 (the "Mortgage Notes") for the benefit of the holders of such Mortgage Notes;

                 WHEREAS, ARI has secured its obligations under the Indenture by granting to Trustee a security interest in and lien upon certain of ARI's properties, including the equipment and interests in real property constituting its rice processing facilities;

                 WHEREAS, ARI desires to grant and pledge its security interests (and to confirm and grant its security interest) in the Trademarks and Licenses (as defined herein) in favor of Trustee, for its benefit and the benefit of the holders of the Mortgage Notes;

                 WHEREAS, it is a condition precedent to the effectiveness of the Indenture and the sale of the Mortgage Notes that this Agreement be executed and delivered by ARI to Trustee;

                 WHEREAS, ARI desires to enter into this Agreement to satisfy the conditions described in the foregoing recital; and

                 WHEREAS, capitalized terms used herein without definition shall have the meanings ascribed to them in the Indenture;

                 NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

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                 SECTION 1.   GRANT OF SECURITY.  ARI hereby grants to
Trustee for its benefit and the benefit of the holders of the Mortgage Notes a security interest in all right, title and interest of ARI in and to the following, whether now owned or hereafter acquired (collectively, the "Collateral") to secure the payment and performance of the Secured Obligations (as defined in Section 2 below):

                 (a) all trademarks, service marks, trade names, trade dress or other indicia of origin, trade styles, logos, trademark and service mark registrations (including registrations, recordings and applications, as well as renewals, reissues or extensions thereof, in the United States Patent and Trademark Office or in any office or agency of the United States, or any state thereof, or any other country or political subdivision thereof, or any supranational or international body), including, without limitation, those registrations identified in Schedule 1 attached hereto and made a part hereof, and including without limitation (i) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (ii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof), and (iii) all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of ARI accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each such trademark, service mark, trade name, trade style, or logo, trade dress or other indicia of trade origin (the "Trademarks"); and

                 (b) all license or use agreements with any other person in connection with any of the Trademarks to which ARI is a licensor under any such license agreement, including, without limitation, the license and use agreements listed on Schedule 2 attached hereto and made a part hereof, subject, in each case, to the terms of such agreements, and the right to prepare for sale, sell and advertise for sale, all inventory now or hereafter owned by ARI and now or hereafter covered by such agreements;

                 (c) all license or use agreements with any other person in connection with any of the Trademarks to which ARI is a licensee under any such license agreement, including, without limitation, the license and use agreements listed on Schedule 3 attached hereto and made a part hereof, subject, in each case, to the terms of such agreements, and the right to prepare for sale, sell and advertise for sale, all inventory now or hereafter owned by ARI and now or hereafter covered by such agreements (together with the license or use agreements that are the subject of Section 1(c), the "Licenses");

                 (d) all know-how and expertise, and all documents and things embodying the same (and all copyrights and design rights in such documents and things), including all designs, drawings, patterns and specifications relating to the


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         manufacture, distribution, advertising and sale of products relating to any collateral, all product specification and quality control information and manuals used in the manufacture, distribution, advertising and sale of products sold under or in connection with the Trademarks, all contracts or agreements for the manufacture or supply of goods, or materials or components used in the production of goods, sold under or in connection with the Trademarks, and all customer and supplier lists; and

                 (e) all products and proceeds of the foregoing (as such terms are defined in the Uniform Commercial Code as in effect in the State of New York (the "UCC")).

                 SECTION 2. SECURED OBLIGATIONS. This Agreement secures, and the Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by acceleration or otherwise, of all obligations, liabilities and indebtedness of every nature of ARI from time to time owed to Trustee, or the Holders of the Mortgage Notes, under the Indenture, the Mortgage Notes and the Collateral Documents, including the principal amount of all debts, claims and indebtedness, accrued and unpaid interest, premium, if any, and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, now and/or from time to time hereafter owing, due or payable (the "Secured Obligations").

                 SECTION 3. ARI REMAINS LIABLE. Anything herein to the contrary notwithstanding, (a) ARI shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Trustee of any of the rights hereunder shall not release ARI from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) Trustee shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall Trustee be obligated to perform any of the obligations or duties of ARI thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

                 SECTION 4. REPRESENTATIONS AND WARRANTIES. ARI represents and warrants as follows as to itself and its Collateral as to all countries, unless otherwise specified, in which such Collateral is used:

                 (a) ARI is the sole, legal and beneficial owner of the entire right, title and interest in and to the Collateral set forth in
         Schedule 1 and Schedule 2, free and clear of any lien, security interest, option, charge, pledge, license (except for the Collateral listed on Schedule 2 hereto which shall be subject only to the Licenses listed in such Schedule 2 or those licenses created hereby), assignment (conditional or unconditional) or covenant, or any other encumbrance (other than those as to which releases of security interests are being delivered to the Trustee on the date hereof and subordinated Liens securing the Revolving Credit Loan), and no third party consents


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         are required in connection with the security granted in Section 1.  No effective financing statement or other instrument similar in object or covering all or any part of the Collateral is on file in any recording office (including, without limitation, the United States Patent and Trademark Office), except (i) such as may have been filed in favor of Trustee relating to the Indenture or this Agreement, (ii) those filed in favor of the lender under the Revolving Credit Loan which are subject to the Intercreditor Agreement and (iii) those as to which releases (in form and substance acceptable to Trustee) of security interests are being delivered to Trustee on the date hereof.

                 (b) Set forth in Schedule 1 is a complete and accurate list of all Trademarks owned by ARI. ARI has made all necessary filings and recordations to protect and maintain its interest in the Trademarks set forth in Schedule 1, including, without limitation, all necessary filings and recordings in the United States Patent and Trademark Office and in each of the foreign jurisdictions set forth in Schedule 1. Set forth in Schedule 2 is a complete and accurate list of all Licenses owned by ARI in which ARI is the licensor with respect to any Trademark. Set forth in Schedule 3 is a complete and accurate list of all Licenses owned by ARI in which ARI is the licensor with respect to any Trademark.

                 (c) Each Trademark set forth in Schedule 1 is subsisting and has not been adjudged invalid, unregistrable or unenforceable, in whole or in part, and is valid, enforceable and, with respect to the United States, is registrable. Each License identified in either
         Schedule 2 or Schedule 3 is in writing, validly subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and is valid and enforceable. ARI has notified Trustee in writing of all prior uses of any item of Collateral of which ARI is aware which could reasonably be expected to lead to such item becoming invalid or unenforceable, including prior unauthorized uses by third parties and uses which were not supported by the goodwill of the business connected with such Collateral.

                 (d) Neither ARI nor, to the best of its knowledge, its predecessors in interest, has made any previous assignment, transfer or agreement constituting a present or future assignment, transfer or encumbrance of any of the Collateral (other than those in favor of Trustee and other than those described in clause (a) above. ARI has not granted any license (other than those listed on Schedule 2 hereto), release, covenant not to sue, or non-assertion assurance to any person with respect to any part of the Collateral.

                 (e) ARI and, to the best of its knowledge, each of its predecessors in interest, has used reasonable and proper statutory notice in connection with its use of each registered trademark and service mark.


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                 (f)      Except for the licenses listed on Schedule 2 and
         Schedule 3 hereto, ARI has no knowledge of the existence of any third party right or claim that is likely to be made under any item of Collateral.

                 (g) To the best of ARI's knowledge, no claim has been made and is continuing or threatened that the use by ARI of any item of Collateral is invalid or unenforceable or that the use by ARI of any Collateral does or may violate the rights of any person. To the best of ARI's knowledge, there is currently no infringement or unauthorized use of any Trademark.

                 (h) Except for the filing of financing statements under the UCC and the filing of this Agreement with the United States Patent and Trademark Office to perfect the security interests granted hereby, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for (i) the grant by ARI of the security interests hereunder, (ii) the perfection of such security interests under U.S. law, (iii) the execution, delivery and performance by ARI of this Agreement or (iv) the exercise by Trustee of its rights and remedies hereunder.

                 (i) ARI and, to the best of its knowledge, each of its predecessors in interest, has taken all steps necessary in its reasonable judgment to ensure that all licensed users of any Collateral use consistent standards of quality in all material respects in such users' manufacture, distribution and sale of all products sold under any item of such licensed Collateral and provision of all services provided under any item of such licensed Collateral.

         SECTION 5. FURTHER ASSURANCES. (a) ARI agrees that from time to time, at its own expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that Trustee may reasonably request, in order to (i) grant, or confirm the grant of and continue, perfect and protect any security interest granted or purported to be granted hereby, including, without limitation, to grant, or confirm the grant of and continue, perfect and protect any security interest granted or purported to be granted hereby in any Trademark or License or (ii) enable Trustee to exercise and enforce its rights and remedies hereunder with respect to any part of the Collateral. Without limiting the generality of the foregoing, ARI will execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices with any governmental body (in the United States or in any foreign jurisdiction), as may be necessary or desirable, or as Trustee may reasonably request, or as may be required by the TIA, in order to confirm the grant of, or to perfect and preserve, the security interests granted or purported to be granted hereby.

                 (b) ARI hereby authorizes Trustee to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral


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without the signature of ARI where permitted by law.  A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

                 (c) ARI shall furnish to Trustee from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Trustee may reasonably request, all in reasonable detail.

                 (d) ARI agrees that, should it obtain an ownership interest in any Trademark or License, which is not now a part of the Collateral, (i) it shall give prompt notice thereof to the Trustee, (ii) the provisions of Section 1 of this Agreement shall automatically apply thereto, and (iii) any such Trademark, together with the goodwill of the business connected with the use of same and symbolized by same, or License, shall automatically become part of the Collateral. Concurrently with the filing of an application for registration of any Trademark in the U.S., ARI will execute and deliver and record in all necessary jurisdictions in the U.S. such documents and notices as may be necessary or desirable to grant, or confirm the grant, of the security interest to Trustee. ARI authorizes Trustee to modify this Agreement by amending Schedules 1 and 2 (and will cooperate with Trustee in effecting any such amendment) to include any Trademark or License which becomes part of the Collateral under this Section 5.

                 (e) With respect to each Trademark, ARI agrees to take all necessary steps, including, without limitation, in the United States Patent and Trademark Office, to (i) maintain each such Trademark, (ii) pursue each such application for trademark or service mark registration now or hereafter included in the Collateral, including, without limitation, the filing of responses to actions issued by the United States Patent and Trademark Office, the filing of applications for renewal, the filing of affidavits under Sections 8 and 15 of the United States Trademark Act, and the participation in opposition, cancellation or infringement and misappropriation proceedings, unless ARI shall have previously obtained the prior written consent of Trustee. ARI agrees to take corresponding steps with respect to each new or acquired Trademark to which it is now or later becomes entitled, unless ARI shall have previously obtained the prior written consent of Trustee. Any expenses incurred in connection with such activities shall be borne by ARI. ARI shall not discontinue use of or otherwise abandon any Trademark, or abandon any pending application for registration or registration of any Trademark, unless ARI shall have previously obtained the prior written consent of Trustee.

                 (f) ARI agrees to notify Trustee promptly and in writing if ARI (i) learns that any item of the Collateral may be determined to have become abandoned or dedicated or (ii) learns of any adverse determination or the institution of any proceeding (including, without limitation, the institution of any proceeding in the United States Patent and Trademark Office or any court) regarding any item of the Collateral.


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                 (g)      In the event that ARI becomes aware that any item of
the Collateral is infringed or misappropriated by a third party, ARI shall promptly notify Trustee in writing and ARI shall take such actions which, exercising its best business judgment, Trustee reasonably deems appropriate under the circumstances to protect such Collateral, including, without limitation, suing for infringement or misappropriation and for an injunction against such infringement or misappropriation. Any expense incurred in connection with such activities shall be borne by ARI.

                 (h) ARI shall continue to use reasonable and proper statutory notice in connection with its use in any territory of its registered trademarks and service marks, and use the notice designation "TM" in connection with its use of its trademarks and service marks that are not registered in that territory.

                 (i) With respect to any item of Collateral, ARI shall take all steps which it or the Trustee reasonably deems appropriate under the circumstances to preserve and protect its Collateral, including, without limitation, taking all reasonable steps to ensure that all licensed users of any such Collateral use consistent standards of quality in all material respects in such users' manufacture, distribution and sale of all products sold under any item of such licensed Collateral and provision of all services provided under any item of such licensed Collateral.

                 (j) Upon the request of Trustee, ARI shall use its best efforts to obtain all necessary consents of third parties to the grant or perfection of Trustee's security interest in the Collateral or the exercise of its rights hereunder.

                 SECTION 6. TRANSFERS AND OTHER LIENS. ARI shall not (except as otherwise expressly permitted under the Indenture or with the prior written consent of Trustee):

                 (a) sell, assign (by operation of law or otherwise), license or otherwise dispose of any item of, or grant any option or other interest with respect to, the Collateral or any portion thereof;

                 (b) create or suffer to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the Collateral except for the liens and security interests created or permitted by the Indenture and this Agreement;

                 (c) enter into any license, use or other agreement which impairs the Trustee's security interest in all or any portion of the Collateral except as permitted by the Indenture; or

                 (d) take any other action in connection with any of the Collateral that would impair the value of the interests or rights thereunder of ARI such that the interests or rights of Trustee in the Collateral would be impaired.


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                 SECTION 7.   TRUSTEE APPOINTED ATTORNEY-IN-FACT.  ARI hereby
irrevocably appoints Trustee as ARI's attorney-in-fact, with full authority in the place and stead of ARI and in the name of ARI or otherwise, from time to time in the Trustee's discretion to take any action and to execute any instrument that Trustee may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

                 (a) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

                 (b) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause
         (a) above; or

                 (c) to file any claims or take any action or institute any proceedings that the Trustee may deem necessary or desirable for the collection of any payments relating to any of the Collateral or otherwise to enforce the rights of the Trustee with respect to any of the Collateral, including a transfer or assignment of any of the Collateral upon exercise of such remedies;

provided, however, that Trustee shall not exercise its rights under this
Section 7 except upon the occurrence and during the continuation of an Event of Default. The power of attorney granted herein is coupled with an interest and shall be irrevocable.

                 SECTION 8. LICENSE OF COLLATERAL. ARI hereby assigns, transfers and conveys to Trustee, effective upon the occurrence of any Event of Default, the rights to use any and all Collateral owned or used by ARI together with any goodwill associated therewith, all to the extent necessary to enable Trustee or any successor or assign of Trustee to realize on the Collateral and to enjoy the benefits of the Collateral as provided for in this Agreement or in the Indenture. These rights and licenses shall inure to the benefit of all successors, assigns and transferees of Trustee and their respective successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such rights and licenses are granted free of charge, without requirement that any monetary payment whatsoever be made to ARI or any other Person by Trustee or its successors, assigns or transferees.

                 SECTION 9. TRUSTEE MAY PERFORM. (a) If ARI fails to perform any agreement contained herein, then upon notice to ARI, Trustee may itself perform, or cause performance of, such agreement, and the expenses of Trustee incurred in connection therewith shall be payable by ARI the Indenture.

                 (b) Upon the occurrence and during the continuation of an Event of Default, Trustee shall have the right, but in no way shall be obligated, to bring suit in its own name or in the name of ARI to enforce Trustee's or ARI's right in and to any part of


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the Collateral.  At the reasonable request of the Trustee, ARI shall do any and all lawful acts and execute any and all proper documents required by Trustee in aid of such enforcement. Upon receipt of written demand, ARI shall promptly reimburse and indemnify the Trustee for all reasonable costs and expenses incurred by Trustee in the exercise of its rights under this Section 9.

          SECTION 10. TRUSTEE'S DUTIES. The powers conferred on Trustee hereunder are solely to protect the Trustee's interests in the Collateral and shall not impose any duty upon Trustee to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for any moneys actually received by it hereunder, Trustee shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral, including any rights to renew any Trademarks. Trustee shall be deemed to have exercised reasonable care in the custody of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Trustee accords its own property of like tenor.

          SECTION 11. REMEDIES. If any Event of Default shall have occurred and be continuing:

                 (a) ARI shall assign, transfer and convey to Trustee the rights and licenses to use any and all Trademarks owned or used by ARI, together with any goodwill associated therewith, all to the extent necessary to enable Trustee or any successor or assign of Trustee to realize on the Collateral and to enjoy the benefits of the Collateral. These rights and licenses shall inure to the benefit of all successors, assigns and transferees of Trustee and their respective successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such rights and licenses shall be granted free of charge, without requirement that any monetary payment whatsoever be made to ARI by Trustee.

                 (b) Trustee may exercise in respect of any of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to the Trustee, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may (i) exercise any and all rights and remedies of ARI under or otherwise in respect of the Collateral, (ii) require ARI to, and ARI hereby agrees that it shall, at its own expense and upon request of the Trustee, forthwith assemble all or any part of the documents and things embodying the Collateral as directed by Trustee and make them available to Trustee at a place to be designated by Trustee which is reasonably convenient to both Trustee and ARI, (iii) occupy any premises owned or leased by ARI where documents and things embodying the Collateral or any part thereof are assembled for a reasonable period in order to effectuate the Trustee's rights and remedies hereunder or under


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
         law, without obligation to ARI in respect of such occupation, and (iv) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Trustee's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Trustee may deem commercially reasonable. In the event of any sale, assignment, or other disposition of any of the Collateral, the goodwill of the business connected with and symbolized by any Collateral subject to such disposition shall be included, and ARI shall supply to Trustee or its designee ARI's know-how and expertise, and documents and things embodying the same, relating to the manufacture, distribution, advertising and sale of products or the provision of services relating to any Collateral subject to such disposition, and ARI's customer lists and other records and documents relating to such Collateral and to the manufacture, distribution, advertising and sale of such products and services. ARI agrees that, to the extent notice of sale shall be required by law, ten days' notice to ARI of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Trustee shall not be obligated to make any sale of any of the Collateral regardless of notice of sale having been given. Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                 (c) All payments received by ARI under or in connection with the use of any of the Collateral shall be received in trust for the benefit of Trustee, shall be segregated from other funds of ARI and shall be forthwith paid over to Trustee in the same form as so received (with any necessary endorsement).

                 (d) All payments made under or in connection with or otherwise in respect of the Collateral and all cash proceeds received by Trustee in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of Trustee, be held by the Trustee as collateral for, and/or then or at any time thereafter applied in whole or in part by
         Trustee to the Secured Obligations.   ARI will, at its own expense,
         execute and deliver all instruments and take all actions as may be necessary, or in the opinion of Trustee desirable, to assign, transfer or convey to Trustee or any purchaser or assignee on any purchase at a foreclosure sale any or all Collateral.

                 SECTION 12. AMENDMENTS, WAIVERS, ETC. (a) No amendment or waiver of any provision of this Agreement, and no consent to any departure by ARI herefrom, shall in any event be effective unless the same shall be in writing and signed by Trustee (and, in the case of amendments, by ARI), and, in the case of a waiver or a consent, then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.


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                 (b)      No failure on the part of Trustee to exercise, and no
delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

                 SECTION 13. CONTINUING SECURITY INTEREST; TRANSFER OF MORTGAGE NOTES; RELEASE OF COLLATERAL. (a) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the redemption or repayment in full in cash of the Mortgage Notes pursuant to the Indenture and the repayment of all other Secured Obligations, (ii) be binding upon ARI, its successors and assigns, and (iii) inure, together with the rights and remedies of the Trustee hereunder, to the benefit of Trustee, and its respective successors, transferees and assigns, and the holders of the Mortgaged Notes, and their respective successors, transferrers and assigns.

                 (b) Upon the redemption or repayment in full in cash of the Mortgage Notes pursuant to the Indenture, the Trustee will, at ARI's expense, promptly execute and deliver to ARI such documents as ARI shall reasonably request to evidence such termination of the security interests granted hereby and their reversion, release and reassignment.

                 SECTION 14. GOVERNING LAW; TERMS. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAW OF THE UNITED STATES OR ANY OTHER JURISDICTION OTHER THAN THE STATE OF NEW YORK. Unless otherwise defined herein or in the Indenture, terms used in Article 9 of the Uniform Commercial Code are used herein as therein defined.


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
                 IN WITNESS WHEREOF, ARI has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                           AMERICAN RICE, INC.,
                                           a Texas Corporation


                                           By:___________________________
                                              Name:
                                              Title:
                                              Address:   16825 Northchase Drive
                                                         Suite 1600
                                                         Houston, Texas, 77060


Agreed and consented to as of
the date first above written:

U.S. TRUST COMPANY OF TEXAS, N.A.,
as Trustee under the Indenture


By:______________________________
         Name:
         Title:
         Address:

STATE OF CALIFORNIA      )
                         )       ss.
COUNTY OF LOS ANGELES    )




                 On ______________, before me _______________________, a Notary
Public, personally appeared _____________________________
_______________________________________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

                 Witness my hand and official seal.


                                               _________________________________
                                                   Notary Public


(Seal)

STATE OF CALIFORNIA      )
                         )       ss.
COUNTY OF LOS ANGELES    )




                 On ______________, before me _______________________, a Notary
Public, personally appeared _____________________________
_______________________________________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

                 Witness my hand and official seal.


                                               _________________________________
                                                   Notary Public


(Seal)

                                   SCHEDULE 1

        TRADEMARKS, SERVICE MARKS, TRADE NAMES, TRADE DRESS OR OTHER
           INDICIA OF ORIGIN, TRADE STYLES, LOGOS, TRADEMARK AND
                  SERVICE MARK REGISTRATIONS OWNED BY ARI

                                   SCHEDULE 2

              LICENSE OR USE AGREEMENTS TO WHICH ARI IS A LICENSOR

                                   SCHEDULE 3

              LICENSE OR USE AGREEMENTS TO WHICH ARI IS A LICENSEE


                                       17